Item 77K. Changes in Registrant's certifying accountant

March 31, 2004

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Mr. Edward T. Gallivan, Jr., Assistant Treasurer of the State Street Research Institutional Funds (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Trust's Form N-SAR report dated March 31, 2004. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

PricewaterhouseCoopers LLP

                          [LOGO] State Street Research
                                 ---------------------
                                 & MANAGEMENT COMPANY

March 31, 2004

Mr. William Perkins, Partner
PricewaterhouseCoopers LLP
125 High Street
Boston, Massachusetts 02110

Dear Mr. Perkins:

On April 25, 2003, PricewaterhouseCoopers LLP resigned as the independent accountants for the State Street Research Institutional Funds ("the Funds") effective immediately.

In accordance with the requirements of item 304 of Regulation S-K, please provide us with a letter from your firm addressed to the Securities and Exchange Commission stating your agreement with the following:

1. On April 25, 2003, PricewaterhouseCoopers LLP resigned as the Trust's independent accountants.

2. PricewaterhouseCoopers LLP's reports on the Funds' financial statements for the years ended January 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

3.   During the Funds' years ended January 31, 2003 and 2002, and through
     April 25, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements for such years.

A copy of your letter will be filed with the Securities and Exchange Commission along with this letter as an exhibit to the Trust's next Form N-SAR (in accordance with Item 77K of Form N-SAR).

Sincerely,

/s/ Edward T. Gallivan, Jr.

Edward T. Gallivan, Jr.
Assistant Treasurer